EXHIBIT 10.47

INVESTMENT AGREEMENT

                This Investment Agreement (the “Agreement”) is entered into effective as of December 19, 2002, by and between Saigene Corporation, a Delaware corporation (“Saigene”), Pacific Biometrics, Inc., a Delaware corporation (“PBI-DE”), and Pacific Biometrics, Inc., a Washington corporation (“PBI-WA”).

RECITALS

                WHEREAS, the parties agree and acknowledge that it is in their mutual interest for PBI-DE to receive additional capital investment in order for it to develop its intellectual property.

                NOW THEREFORE, in consideration of the mutual covenants, agreements and promises contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

AGREEMENT

                1.     Investment by Saigene.  Saigene agrees to invest in PBI-DE Six Hundred Thousand Dollars ($600,000.00) (the “Investment”) to support PBI-DE and PBI-WA in their development of certain intellectual property assets.  The Investment will be made as follows: (i) $200,000 in cash payable pursuant to a promissory note substantially in the form attached hereto as Exhibit A; (ii) assumption from PBI-DE and/or PBI-WA of certain debt obligations to GumTech and Hess transferred to PBI-DE and/or PBI-WA in connection with the asset sale by Saigene to PBI-DE and PBI-WA effected on August 28, 2002, in the respective amounts of $220,000 and $150,000 (the “Assumed Liabilities”) pursuant to an Assumption Agreement substantially in the form attached hereto as Exhibit B; and (iii) surrender of 30,000 shares of PBI-DE restricted Common Stock currently held by Saigene, which Common Stock the parties agree have an attributed value of $1.00 per share.

                2.      Further Assurances.  The Parties agree to execute all instruments and documents of further assurance and will do any and all such acts as may be reasonably required to carry out their obligations and to consummate the transactions contemplated.

                3.      Governing Law.  The Parties agree that this Agreement shall be interpreted, applied and enforced under and pursuant to the laws of the State of Delaware as such laws are applied to contracts between Delaware corporations to be performed entirely within said state and without regard to its conflict of law principles.

                4.      Entire Agreement.  This Agreement sets forth the entire agreement between the Parties and fully supersedes any and all prior agreements or understandings between the Parties pertaining to the subject matter hereof. All changes, modifications or amendments to this Agreement shall, in order to be valid and enforceable, be by written instrument executed by both Parties.

                5.      Counterparts.  This Agreement may be executed by telefax, and in counterparts, and the telefax signature and each counterpart shall be deemed an original and all of which, taken together, shall constitute one agreement, notwithstanding the fact that the Parties are not signatories to the same counterpart or counterparts

                IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

SAIGENE CORPORATION
a Delaware corporation

By:	/s/ ALLAN COCHRANE

Allan Cochrane
	Its:	President

PACIFIC BIOMETRICS, INC.
a Delaware corporation

By:	/s/ RONALD HELM

Ronald Helm
	Its:	Chief Executive Officer

PACIFIC BIOMETRICS, INC.
a Washington corporation

By:	/s/ RONALD HELM

Ronald Helm
	Its:	Chief Executive Officer

Exhibit A

PROMISSORY NOTE

Principal Sum: $200,000.00	Seattle, Washington
December 19, 2002

                1.     Promise to Pay.  For value received, Saigene Corporation, a Delaware corporation (hereinafter referred to as “Maker”), promises to pay to Pacific Biometrics, Inc., a Washington corporation, or its assignee (“Holder”), at 220 West Harrison Street, Seattle, Washington 98119, or such other place as Holder may from time to time designate in writing, the principal sum of Two Hundred Thousand Dollars ($200,000.00), plus interest at the rate of ten percent (10%) per annum.

                2.     Terms of Payment.  This Note is payable in one or more payments at Maker’s election on or before September 30, 2003, either in cash or in shares of Holder Common Stock held by Maker at an attributed rate of exchange equal to the greater of (i) $1.00 per share of Holder Common Stock or (ii) the average trading price of Holder Common Stock over the five day period immediately proceeding the date Maker notifies Holder of Maker’s intent to satisfy all or any part of the Note with such Holder Common Stock.  All cash payments shall be made in lawful money of the United States of America.  In all cases, payments shall be credited first to late charges or costs to give notice of default (including attorneys’ fees), then to accrued but unpaid interest, and finally to principal.

                3.     Prepayments.  Maker may prepay this Note in whole or in part on any date without premium or penalty.

                4.     Default and Acceleration.  At the option of Holder and regardless of any prior forbearance, all sums remaining unpaid under this Note will become immediately due and payable upon the occurrence of any of the following events, unless cured within the applicable notice period, if any:

                         (a)      Nonpayment by Maker of any of any principal or interest payment owing by Maker to Holder within Ten (10) days after the date when due and such default is not cured within Fifteen (15) days of receipt by Maker of written notice of such default by Holder of this Promissory Note or Holder’s authorized representative; or

                         (b)      Default in the due observance or performance of any covenant, condition or agreement on the part of Maker in this Promissory Note, and such default is not cured within Thirty (30) days of receipt by Maker of written notice of such default by Holder or Holder’s authorized representative; or

                         (c)      Maker is adjudicated a bankrupt or insolvent, or consents to the appointment of a receiver, trustee or liquidator of itself or of any material part of its property, makes a general assignment for the benefit of creditors, or files a voluntary petition seeking reorganization, liquidation or any other arrangement in a proceeding under any applicable bankruptcy or insolvency law (as now or hereafter in effect) (unless such proceeding is dismissed within five (5) days of receipt by Maker of written notice of such default); or

                        (d)      A petition against Maker in a proceeding under any bankruptcy law (as now or hereinafter in effect) is filed and is not dismissed within Thirty (30) days after such filing, or, in case the approval of such petition by a court of competent jurisdiction is required, is filed and approved by such a court as properly filed and such approval is not withdrawn or the proceeding dismissed within Thirty (30) days thereafter, or if, under the provisions of any other similar law providing for reorganization or winding up of corporations and which may apply to Maker any court of competent jurisdiction, custody or control of Maker or of any material part of its property and such jurisdiction, custody or control is not relinquished or terminated within Thirty (30) days thereafter; or

                5.     Set-Off.  In addition to the remedies set forth herein, upon the occurrence of any event of default and thereafter while the same be continuing, Maker hereby irrevocably authorizes Holder to set off (a) any payments owed to Maker under any contract or similar agreement between Maker (or any of its affiliates) and Holder (or any of its affiliates) or (b) any other payments owed to Maker under any liquidated claim of Maker against Holder (or any of its affiliates) against amounts due to Holder hereunder.  Such right shall exist whether or not Holder shall have made any demand hereunder or under any other loan document and regardless of the existence or adequacy of any collateral, guaranty or any other security, right or remedy available to Holder.  Holder agrees that, as promptly as is reasonably possible after the exercise of any such set-off right, it shall notify Maker of its exercise of such set-off right, provided, however, that the failure of Holder to provide such notice shall not affect the validity of the exercise of such set-off rights.  Nothing in this promissory note shall be deemed a waiver or prohibition of or restriction on Holder to all rights of set-off and counterclaim available pursuant to law.

                6.     Waiver; Modification.  Maker hereby waives presentment for payment, notice of dishonor, protest and notice of protest.  No action or failure to act will constitute a waiver of any right or duty under this Note, nor will any action or failure to act constitute an approval of, or acquiescence in, any breach.  No waiver of any of the provisions of this Note will be deemed, or will constitute, a waiver of any other provision, whether or not similar, nor will any waiver constitute a continuing waiver.  No waiver will be binding unless executed in writing by the party making the waiver.  No supplement, modification, or amendment of this Note will be binding unless executed in writing by all the parties.

                7.     Captions.  The captions and headings of the paragraphs of this Note are included for convenience of reference only, do not form a part of this Note and will not in any way affect the meaning or interpretation of this Note or any of its provisions.

                8.     Interpretation; Gender.  In the event an ambiguity or question of intent or interpretation arises, this Note will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Note.  Whenever in this Note the context may so require, the masculine gender will be deemed to refer to and include the feminine and neuter, and the singular will refer to and include the plural, and vice versa.

                9.     Governing Law; Jurisdiction; Venue.  This Note will be construed, interpreted, and enforced in accordance with, and governed by, the laws of the State of Washington without regard to conflicts of laws provisions thereof.  The parties agree that any action or proceeding brought to enforce or declare rights arising out of or relating to this Note will be brought exclusively in the State or Federal Courts in Washington, and the parties further consent to the jurisdiction of said Courts and waive any claims of forum non conveniens or any other claims relating to venue.

                10.     Notices.  Any notice provided for in this Note will be deemed given when received, if personally delivered, addressed to the intended party at the address stated in this Note, or to any other address as may have been designated by written notice.  If Holder gives notice of any default to Maker, Holder will be entitled to its fees and costs incurred in giving the notice including, without limitation, any attorneys’ fees incurred.

                11.     Severability.  If any provision or provisions of this Note are held to be invalid, illegal or unenforceable in any respect, this Note will be construed as not containing that provision or provisions and all other provisions of this Note will remain in full force and effect, and to this end the provisions of this Note are declared to be severable.

                12.     Compliance With Law.  It is the intention of Maker and Holder to comply with all applicable usury laws.  In furtherance of this intention, all agreements between Maker and Holder are expressly limited so that in no contingency or event whatsoever will the amount paid or agreed to be paid to Holder for the use, forbearance or detention of money under this Note exceed the maximum amount permissible under applicable law.  If, from any circumstance whatsoever, fulfillment of any provision of this Note is prohibited by law, the obligation to be fulfilled will be reduced to the maximum allowed, and if from any circumstances Holder should ever receive as interest an amount which would exceed the highest lawful rate, the amount that would be excessive interest will either be applied to the reduction of the principal of this Note and not to the payment of interest, or refunded if principal has been paid in full.  This provision will control every other provision of all agreements between Maker and Holder.

                13.     Attorneys’ Fees.  If any legal action or other proceeding is brought to enforce the provisions of this Note, the prevailing party will be entitled to recover reasonable attorneys’ fees and other costs incurred in the action or proceeding, in addition to any other relief which the prevailing party may be entitled.  It is hereby expressly agreed that the amount of the attorneys’ fees actually incurred by the prevailing party will likely greatly exceed any court schedule of attorneys’ fees now in effect or which may come into effect, and that the amount of attorneys’ awarded to the prevailing party will not be limited to any such court fee schedule.  Such attorneys’ fees will be deemed to have accrued on the commencement of such action and must be paid whether or not such action is contested or prosecuted to judgment.

                14.     Binding Effect.  This Note is binding upon and will inure to the benefit of the parties and each of the party’s respective heirs, executors, administrators, successors and assigns.

                15.     Authority.  The undersigned individuals execute this Note on behalf of the respective parties, and represent that they are authorized to enter into and execute this Note on behalf of such parties.

                16.     Time of the Essence.  All times stated in this Note are of the essence.

                17.     Parties in Interest.  Nothing in this Note, whether express or implied, is intended to confer any rights or remedies under or by reason of this Note on any persons other than the parties to it and their respective successors and assigns, nor is anything in this Note intended to relieve or discharge the obligation or liability of any third persons to any party to this Note, nor will any provision give any third persons any right of subrogation or action over or against any party to this Note.

        IN WITNESS WHEREOF, Maker has executed this Promissory Note as of the day and year first written above.

MAKER:

Saigene Corporation
a Delaware corporation

By:	/s/ ALLAN COCHRANE

Allan Cochrane President

HOLDER:

Pacific Biometrics, Inc.,
a Washington corporation

By:	/s/ RONALD HELM

Ronald R. Helm Chief Executive Officer

Exhibit B

ASSUMPTION AGREEMENT

                Pursuant to that certain Investment Agreement dated as of December 19, 2002 (the “Agreement”), by and between SAIGENE CORPORATION, a Delaware corporation (“Saigene”), PACIFIC BIOMETRICS, INC., a Delaware corporation (“PBI-DE”), and PACIFIC BIOMETRICS, INC., a Washington corporation (“PBI-WA”), FOR GOOD AND SUFFICIENT CONSIDERATION, the receipt of which is hereby acknowledged, Saigene hereby ACCEPTS, ASSUMES AND AGREES TO PAY, PERFORM OR OTHERWISE DISCHARGE the Assumed Liabilities as defined in the Agreement, in accordance with, and subject to, the terms and conditions of the Agreement, which are incorporated herein by reference.  Capitalized terms used but not defined herein shall have the meanings provided in the Agreement.

                This Assumption Agreement is subject to the terms and conditions of the Agreement, which are incorporated herein by reference, and shall be binding upon Saigene, PBI-DE and PBI-WA, and their respective successors and assigns.

                THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE IRRESPECTIVE OF THE CHOICE OF LAWS PRINCIPLES OF THE STATE OF DELAWARE, AS TO ALL MATTERS, INCLUDING MATTERS OF VALIDITY, CONSTRUCTION, EFFECT, ENFORCEABILITY, PERFORMANCE AND REMEDIES.

Date:  December 19, 2002

SAIGENE CORPORATION

By:	/s/ ALLAN COCHRANE

Allan Cochrane
	Its:	President